EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



We consent to the incorporation by reference in this registration statement of First Real Estate Investment Trust of New Jersey on Form S-8 (File No. 333-79555) of our report dated November 21, 2001, on our audits of the consolidated financial statements of First Real Estate Investment Trust of New Jersey and Subsidiary as of October 31, 2001 and 2000 and for each of the three years in the period ended October 31, 2001 which report is included in the 2001 Annual Report of First Real Estate Investment Trust of New Jersey on Form 10-K.




                                                                /S/J.H. Cohn LLP
                                                               -----------------
                                                                J.H Cohn LLP
Roseland, New Jersey
January 28, 2002